UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 6, 2004

INVISA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50081	65-1005398

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Independence Court, Sarasota, Florida		34234

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (941) 355-9361

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE

      On January 6, 2004, Invisa, Inc. (the “Company”) reached an agreement with SDR Metro, Inc. for a reduction of the amount and a 30-day extension of the due date for the Company’s delivery of the final purchase payment on a key patent covering the Company’s presence sensing technology. The final payment of $600,000 is now due on February 9, 2004, and will be discounted to $250,000 if the payment is made prior to February 8, 2004.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVISA, INC.

Date: January 9, 2004	By:	/s/ Herbert M. Lustig Herbert M. Lustig, CEO